                                                                      EXHIBIT 11
                              BELLSOUTH CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE

                                         For the Years Ended December 31,
                                         --------------------------------
                                        1995           1994           1993
                                        ----           ----           ----
Earnings Per Common Share:

Income Before Extraordinary
Losses and Cumulative Effect
of Change in Accounting
Principle                             $ 1,564         $2,160         $1,034
Extraordinary Loss for
Discontinuance of Statement
of Financial Accounting
Standards No. 71, net of tax           (2,718)           ---            ---
Extraordinary Loss on Early
Extinguishment of Debt, net
of tax                                    (78)           ---            (87)
Cumulative Effect of Change
in Accounting Principle, net
of tax                                    ---            ---            (67)
                                      --------       --------      ---------
Net Income(Loss)                      $(1,232)        $2,160         $  880
                                      --------       --------      ---------
                                      --------       --------      ---------

Weighted average shares
outstanding                               993            992            991
                                      --------       --------      ---------
                                      --------       --------      ---------

Earnings Per Common Share
Before Extraordinary Losses
 and Cumulative Effect
of Change in Accounting
Principle                               $1.57          $2.18          $1.04
Extraordinary Loss for
Discontinuance of Statement
of Financial Accounting
Standards No. 71, net of tax            (2.73)           ---            ---
Extraordinary Loss on Early
Extinguishment of Debt, net
of tax                                  (0.08)           ---           (.09)
Cumulative Effect of Change
in Accounting Principle, net
of tax                                    ---            ---           (.06)
                                      --------       --------      ---------
Earnings (Loss) Per Common
Share                                  $(1.24)         $2.18          $ .89
                                      --------       --------      ---------
                                      --------       --------      ---------

                                                                      EXHIBIT 11
                              BELLSOUTH CORPORATION
                  COMPUTATION OF EARNINGS PER SHARE (CONTINUED)

                                         For the Years Ended December 31,
                                         --------------------------------
                                        1995           1994           1993
                                        ----           ----           ----
Primary Earnings Per Common Share:

Income Before Extraordinary
Losses  and Cumulative Effect
of Change in Accounting
Principle                             $ 1,564         $2,160         $1,034
Extraordinary Loss for
Discontinuance of Statement
of Financial Accounting
Standards No. 71, net of tax           (2,718)           ---            ---
Extraordinary Loss on Early
Extinguishment of Debt, net
of tax                                    (78)           ---            (87)
Cumulative Effect of Change
in Accounting Principle, net
of tax                                    ---            ---            (67)
                                      --------       --------      ---------
Net Income(Loss)                      $(1,232)        $2,160         $  880
                                      --------       --------      ---------
                                      --------       --------      ---------

Weighted average shares
outstanding                               993            992            991
Incremental shares from
assumed exercise of stock
options and payment of
performance share awards                    1              1              1
                                      --------       --------      ---------
Total Shares                              994            993            992
                                      --------       --------      ---------
                                      --------       --------      ---------

Earnings Per Common Share
Before Extraordinary Losses
and Cumulative Effect
of Change in Accounting
Principle                               $1.57          $2.18          $1.04
Extraordinary Loss for
Discontinuance of Statement
of Financial Accounting
Standards No. 71, net of tax            (2.73)           ---            ---
Extraordinary Loss on Early
Extinguishment of Debt, net
of tax                                  (0.08)           ---           (.09)
Cumulative Effect of Change
in Accounting Principle, net
of tax                                    ---            ---           (.06)
                                      --------       --------      ---------
Earnings (Loss) Per Common
Share                                  $(1.24)         $2.18          $ .89
                                      --------       --------      ---------
                                      --------       --------      ---------

                                                                      EXHIBIT 11
                              BELLSOUTH CORPORATION
                  COMPUTATION OF EARNINGS PER SHARE (CONTINUED)


                                         For the Years Ended December 31,
                                         --------------------------------
                                        1995           1994           1993
                                        ----           ----           ----
Fully Diluted Earnings Per Common Share:

Income Before Extraordinary
Losses  and Cumulative Effect
of Change in Accounting
Principle                            $ 1,564         $2,160         $1,034
Extraordinary Loss for
Discontinuance of Statement
of Financial Accounting
Standards No. 71, net of tax           (2,718)           ---            ---
Extraordinary Loss on Early
Extinguishment of Debt, net
of tax                                    (78)           ---            (87)
Cumulative Effect of Change
in Accounting Principle, net
of tax                                    ---            ---            (67)
                                      --------       --------      ---------
Net Income(Loss)                      $(1,232)        $2,160         $  880
                                      --------       --------      ---------
                                      --------       --------      ---------

Weighted average shares
outstanding                               993            992            991
Incremental shares from
assumed exercise of stock
options and payment of
performance share awards                    3              1              1
                                      --------       --------      ---------
Total Shares                              996            993            992
                                      --------       --------      ---------
                                      --------       --------      ---------

Earnings Per Common Share
Before Extraordinary Losses
and Cumulative Effect
of Change in Accounting
Principle                               $1.57          $2.18          $1.04
Extraordinary Loss for
Discontinuance of Statement
of Financial Accounting
Standards No. 71, net of tax            (2.73)           ---            ---
Extraordinary Loss on Early
Extinguishment of Debt, net
of tax                                  (0.08)           ---           (.09)
Cumulative Effect of Change
in Accounting Principle, net
of tax                                    ---            ---           (.06)
                                      --------       --------      ---------
Earnings (Loss) Per Common
Share                                  $(1.24)         $2.18          $ .89
                                      --------       --------      ---------
                                      --------       --------      ---------